EXHIBIT 4.2

                                                                  EXECUTION COPY

                                            AMENDMENT NO. 1 dated as of November
                                    14, 2001 (this "Amendment") to the Indenture dated as of September 26, 2000 (the "Indenture"), between CITIBANK CREDIT CARD ISSUANCE TRUST, a statutory business trust organized under the laws of the State of Delaware (the "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation ( the "Trustee").


         The parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to such terms in the Indenture.

         SECTION 2. Amendment to Section 101 (Definitions) and Monthly Computation Statement. Section 101 of the Indenture is hereby amended as follows:

         (a) Definition of Nominal Liquidation Amount. The definition of Nominal Liquidation Amount is amended by inserting after clause (b)(viii) thereof and before the proviso thereof the following:

                  minus

                           (ix) the Nominal Liquidation Amount allocable to any Notes of that tranche that are cancelled pursuant to
                  Section 603;

and Exhibit B to the Indenture, the form of the Monthly Computation Statement, is amended accordingly.

         (b) Definition of Outstanding Dollar Principal Amount. The definition of Outstanding Dollar Principal Amount is amended in its entirety as follows:

                  "Outstanding Dollar Principal Amount" means at any time,

                           (a) with respect to any tranche of non-Discount
                  Notes, the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such tranche at such time, less (i) the amount of any withdrawals from the Principal Funding sub-Account for such tranche of Notes for payment to the Holders of such tranche or the applicable Derivative Counterparty pursuant to Section 511(a), (b) or (c), and (ii) the Outstanding Dollar Principal Amount allocable to any Notes of that tranche that are cancelled pursuant to Section 603, and

                           (b) with respect to any tranche of Discount Notes, an
                  amount of the Outstanding Notes of such tranche calculated by reference to the applicable formula set forth in the applicable terms document, taking into account the amount and timing of (i) any payments made to the Holders of such tranche or to the applicable Derivative Counterparty pursuant to
                  Section 511(a), (b) or (c), and (ii) the cancellation of any Notes of that tranche pursuant to Section 603.

         (c) Definition of Outstanding. The definition of Outstanding is amended by changing the reference to Section 309 therein to Section 603.

         SECTION 3. Amendment to Section 312 (Specification of Required Subordinated Amount and other Terms with Respect to each Class of a Multiple Issuance Series). Section 312(a)(iii) of the Indenture is hereby amended in its entirety as follows:

                  (iii) the Class B Required Subordinated Amount of Class C Notes will be an amount equal to 133.33333% of the Initial Dollar Principal Amount of that tranche of Class B Notes; provided, however,

                           (A) for purposes of Section 313(c), the Class B
                  Required Subordinated Amount of Class C Notes of a tranche or series will be an amount equal to 7.52688% of the Initial Dollar Principal Amount of the applicable tranche or series of Class B Notes, as the case may be, and

                           (B) for purposes of Section 516(a)(iii), the Required
                  Subordinated Amount of Class C Notes for Outstanding Class B Notes of a tranche or series will be an amount equal to 7.52688% of the Initial Dollar Principal Amount of the applicable tranche or series of Class B Notes, as the case may be.

         SECTION 4. Amendments to Section 313 (Required Subordinated Amount Conditions to Issuance of Notes of a Tranche of a Senior Class of a Multiple Issuance Series). (a) Section 313(c)(iv) of the Indenture is hereby amended in its entirety as follows:

                  (iv) the aggregate amount of all Class B Usage of Class C Required Subordinated Amount under clauses (c)(iii) and (c)(iv) of
         Section 513 by any Outstanding tranche of Class B Notes of that series.

         (b) Section 313 is hereby amended by adding a new clause (d) to read as follows:

                  (d) Required Subordinated Amounts of Senior Classes. On the issuance date of Notes of a tranche of Class A Notes or Class B Notes of a Multiple Issuance Series, immediately after giving effect to such issuance, the available subordinated amount of Class C Notes of that series must be at least equal to 7.52688% of the Outstanding Dollar Principal Amount of the Class A Notes and Class B Notes of that series. For purposes of this clause, the available subordinated amount of Class C Notes of a series as of any date means the sum of the following, after giving effect to any issuances, deposits, allocations or payments to be made on that date:

                                    (i) the aggregate Nominal Liquidation Amount
                           of all Outstanding tranches of Class C Notes of that series on that day;

                  plus

                                    (ii) the aggregate amount on deposit in the
                           Principal Funding sub-Accounts for all Outstanding tranches of Class C Notes of that series (other than any Receivables Sales Proceeds Deposit Amount of tranches of Class C Notes of that series).

         SECTION 5. Amendment to Section 513 (Limit on Reallocations of Principal Collections and Receivables Sales Proceeds Deposit Amounts Taken to Benefit Senior Classes of Multiple Issuance Series). (a) Section 513(c)(i) of the Indenture is hereby amended by replacing the formula with the following:


the Nominal Liquidation Amount of that         amount of Investor Charge Offs
       tranche of Class B Notes                initially allocated to Class A
----------------------------------------   x   Notes of that series pursuant to
 the aggregate Nominal Liquidation             Section 526(a), and then
  Amount of all Class B Notes of               reallocated to Class C Notes of
           that series                         that series pursuant to Section
                                               526(b) on that date


         (a) Section 513(c)(v) of the Indenture is hereby amended by replacing the formula with the following:


                                               (a) amount of Principal
                                               Collections reallocated to the
                                               Interest Funding sub-Account for
                                               any tranche of Class A Notes of
                                               that series pursuant to Section
                                               502(a) that reduces the Nominal
                                               Liquidation Amount of any tranche
                                               of Class C Notes of that series,
the Nominal Liquidation Amount of that         and (b) amount of Receivables
       tranche of Class B Notes                Sales Proceeds Deposit Amount
----------------------------------------   x   reallocated from the Principal
 the aggregate Nominal Liquidation             Funding sub-Account for any
  Amount of all Class B Notes of               tranche of Class C Notes of that
           that series                         series to the Interest Funding
                                               sub-Account for any tranche of
                                               Class A Notes of that series


         SECTION 6. Amendment to Section 516 (Limit on Repayments of Subordinated Classes of Multiple Issuance Series). Section 516(a)(iii)(C) of the Indenture is hereby amended in its entirety as follows:

                  (C) the aggregate amount of all Class B Usage of Class C Required Subordinated Amount under clauses (c)(iii) and (c)(iv) of
         Section 513 by any Outstanding tranche of Class B Notes of that series.

         SECTION 7. New Section 1311 (Additional Representations Concerning Collateral). A new Section 1311 is hereby added to the Indenture to read as follows:

                  SECTION 1311. Additional Representations Concerning Collateral. The Issuer represents as follows:

                           (a) This Indenture creates a valid and continuing
                  security interest (as defined in the applicable UCC) in the Collateral Certificate in favor of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                           (b) The Collateral Certificate constitutes either a
                  "certificated security" or a "general intangible" within the meaning of the applicable UCC.

                           (c) At the time the Issuer granted to the Secured
                  Parties a security interest in the Collateral Certificate, the Issuer owned and had good and marketable title to the Collateral Certificate free and clear of any lien, claim or encumbrance of any Person.

                           (d) The Collateral Certificate has been delivered to
                  the Trustee. The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Certificate granted to the Secured Parties under this Indenture to the extent that the Collateral Certificate constitutes a "general intangible" within the meaning of the applicable UCC. The Collateral Certificate has been registered in the name of the Issuer.

                           (e) Other than the security interest granted to the
                  Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral Certificate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral Certificate other than any financing statement (i) relating to the security interest granted to the Secured Parties pursuant to this Indenture, or (ii) that has been terminated or released. The Issuer is not aware of any judgment or tax lien filings against it. The Collateral Certificate does not have any marks or notations indicating that is has been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

         SECTION 8. Governing Law. This Amendment will be construed in accordance with and governed by the laws of the State of New York.

         SECTION 9. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute a single agreement.

         SECTION 10. Indenture in Full Force and Effect. Except as expressly amended hereby, the Indenture will continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Amendment will become effective only upon the execution and delivery of counterparts hereof by the parties thereto, and upon delivery to the Trustee of a Master Trust Tax Opinion, an Issuer Tax Opinion and written confirmation from each applicable Rating Agency that there will be no Ratings Effect. After the date of the effectiveness hereof, any reference to the Indenture will mean the Indenture as amended by this Amendment. The Trustee makes no representation as to the validity or sufficiency of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                             CITIBANK CREDIT CARD ISSUANCE TRUST,

                             by   CITIBANK (SOUTH DAKOTA), N.A.,
                                  as Managing Beneficiary

                             by: /s/ Douglas C. Morrison
                                ----------------------------------
                                Douglas C. Morrison
                                Vice President

                             BANKERS TRUST COMPANY, as Trustee

                             by: /s/ Charles C. Greiter
                                ----------------------------------
                                Charles C. Greiter
                                Vice President